UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 30, 2014

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 30, 2014, Andrew Miller, Cepheid’s Executive Vice President and Chief Financial Officer, who serves as Cepheid’s principal financial and accounting officer, notified Cepheid that he will be leaving Cepheid to pursue an opportunity with PTC Inc., a Massachusetts-based technology solutions provider. Mr. Miller’s resignation will be effective February 3, 2015 and he will continue to serve as Cepheid’s Chief Financial Officer until such time, directing Cepheid’s financial operations and assisting with the upcoming transition.

(c)

On December 30, 2014, Daniel Madden, 47, currently Cepheid’s Vice President and Corporate Controller, agreed to assume the role of principal financial and accounting officer effective February 3, 2015 until a new chief financial officer is appointed.

Mr. Madden joined Cepheid as Vice President and Corporate Controller in June 2014. Prior to joining Cepheid, from November 2012 through January 2014, Mr. Madden served as Vice President Finance and Corporate Controller of Symmetricom, Inc., a timekeeping technology developer, manufacturer and supplier, which was acquired by Microsemi Corporation in November 2013. From March 2008 through November 2012, Mr. Madden served as Vice President, Finance and Investor Relations of Symmetricom, Inc. Prior to that, from September 2005 through March 2008, Mr. Madden served as Vice President and Corporate Controller of Sonic Solutions, a computer software company. Mr. Madden holds a Bachelor of Science degree in Business Administration from California State University, Sacramento and is a Certified Public Accountant.

In connection with Mr. Madden’s assumption of the role of principal financial and accounting officer, and subject to approval by Cepheid’s Compensation and Organizational Development Committee, Mr. Madden will be granted 2,500 restricted stock units (“RSUs”) pursuant to Cepheid’s 2006 Equity Incentive Plan and the notice of RSU award and award agreement. The RSUs will vest at the rate of 25% on the one-year anniversary of grant and an additional 1/16th of the RSUs at the end of each three-month period thereafter, so long as Mr. Madden remains employed by Cepheid.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title

99.01	Press release dated January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: January 5, 2015	By:	/s/ John L. Bishop
		Name:	John L. Bishop
		Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Title

99.01	Press release dated January 5, 2015.